EXHIBIT 10.45

ENTROPIC COMMUNICATIONS, INC.
RESTRICTED STOCK UNIT AWARD GRANT NOTICE
2007 EQUITY INCENTIVE PLAN AND EXECUTIVE MANAGEMENT BONUS PLAN

Entropic Communications, Inc. (the “Company”), pursuant to its 2007 Equity Incentive Plan (the “Equity Plan”) and its Executive Management Bonus Plan (the “Bonus Plan”), hereby awards to Participant a Restricted Stock Unit Award in respect of the target and maximum number of restricted stock units (“RSUs”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth herein, including the Vesting Criteria set forth on Exhibit A hereto, the Equity Plan, the Bonus Plan, and the Restricted Stock Unit Award Agreement. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Vesting Criteria, the Equity Plan, the Bonus Plan or the Restricted Stock Unit Agreement, as applicable. Except as explicitly provided herein, in the event of any conflict between such provisions, the terms of the Plan shall control.

Participant:
Date of Grant:
Number of RSUs subject to Target Award:
Number of RSUs subject to Maximum Award:
Performance Period:

Vesting Criteria:	The Award will vest contingent upon attainment of the performance and service conditions specified on the attached Exhibit A (the “Vesting Criteria”).

Determination of Actual Award: On the Date of Grant, the Committee will determine the Number of RSUs subject to Participant’s Target Award. On the date that the Committee certifies that the applicable Threshold Performance Goal has been achieved for a Performance Period, and provided that the Participant is in Continuous Service through the Measurement Date for such Performance Period, the Company will credit the Participant with an Actual Award representing the number of Restricted Stock Units (“RSUs”), which may be equal to all or a portion (including none) of the Maximum Award, as determined by the Committee under the Bonus Plan and in accordance with the Vesting Criteria.

Issuance Schedule:	The shares of Common Stock to be issued in respect of the Award will be issued in accordance with the issuance schedule set forth in Section 6 of the Restricted Stock Unit Agreement.
Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice including the Vesting Criteria, the Restricted Stock Unit Agreement, the Bonus Plan and the Equity Plan set forth the entire understanding between Participant and the Company regarding the Award and supersedes all prior oral and written agreements on that subject.

ENTROPIC COMMUNICATIONS, INC.		PARTICIPANT
By:		By:
	Signature		Signature

Title:		Date:

Date:

EXHIBIT A

VESTING CRITERIA

Subject to the Participant’s Continuous Service through, as applicable, the First Interim Measurement Date, the Second Interim Measurement Date and the Final Measurement Date (each as defined below), the Restricted Stock Units granted hereunder shall vest on the applicable Performance Vesting Date in an amount equal to the product of (1) the Number of RSUs subject to Target Award and (2) the applicable Total Shareholder Return Multiplier, as determined below.
The Total Shareholder Return Multiplier shall be based on the Company’s Total Shareholder Return performance relative to other companies in the Peer Group (the “Relative Total Shareholder Return Percentile Rank”) as follows:

Relative Total Shareholder Return Percentile Rank	Total Shareholder Return Multiplier
Above 90th Percentile	300%
89.9th Percentile	200%
75th Percentile	150%
50th Percentile	100%
40th Percentile	75%
30th Percentile	50%
Below 30th Percentile	0%

The Total Shareholder Return Multiplier shall be a linear interpolation for any achievement of the Relative Total Shareholder Return Percentile Rank which falls between the 30th Percentile and the 89.9th Percentile; provided that there shall be no linear interpolation for a Relative Total Shareholder Return Percentile Rank that is less than the 30th Percentile or greater than the 90th Percentile. The maximum possible payout is 300% of the Target RSUs. Notwithstanding anything herein to the contrary, the Total Shareholder Return Multiplier will in no event exceed 100% if the Company’s Total Shareholder Return for the Performance Period is negative.
The Committee shall determine (A) the Company’s Total Shareholder Return for each applicable Performance Period and (B) the Total Shareholder Return for same Performance Period of each company that was in the Peer Group (as defined below). The Company’s Relative Total Shareholder Return Percentile Rank will be determined by ranking the companies in the Peer Group from highest to lowest according to their respective Total Shareholder Return, then calculating the Total Shareholder Return percentile ranking of the Company relative to other companies in the Peer Group.
For purposes of this Agreement, the following terms shall be defined as follows:

•
“Beginning Stock Price” shall mean, for the Company and for each Company in the Peer Group, the average closing price per share of common stock for the sixty (60) trading days immediately prior to the first trading day of the Performance Period.

•
“Ending Stock Price” shall mean, for each of the Company and each company in the Peer Group, respectively, the average closing price per share of common stock for the sixty (60) trading days immediately prior to and including the First Interim Measurement Date, the Second Interim Measurement Date and the last day of the Performance Period, as applicable.

•	“Final Measurement Date” shall mean February 14, 2017.

•	“Final Measurement Period” shall mean the period beginning on February 15, 2014 and ending on the Final Measurement Date.

•	“First Interim Measurement Date” shall mean February 14, 2015.

•	“First Interim Measurement Period” shall mean the period beginning on February 15, 2014 and ending on the Frist Interim Measurement Date.

•	“Measurement Date” shall mean, as applicable, the First Interim Measurement Date, the Second Interim Measurement Date or the Final Measurement Date.

•
“Peer Group” shall mean the companies that comprise the Standard & Poor’s Semiconductors Select Industry Index as in effect at the beginning of the Performance Period other than the Company even if it is included in the Standard & Poor’s Semiconductors Select Industry Index during some or all of the Performance Period.

•	“Performance Period” shall mean, as applicable the First Interim Measurement Period, the Second Interim Measurement Period, or the Final Measurement Period.

•
“Performance Vesting Date” shall be the date on which the Committee certifies in writing the Total Shareholder Return Multiplier which, with respect to the First Interim Measurement Period shall in no event be later than December 31, 2015, with respect to the Second Interim Measurement Period shall in no event be later than December 31, 2016, and with respect to the Final Measurement Period shall in no event be later than December 31, 2017.

•
“Qualified Termination” shall mean an involuntary termination without Cause on or within 12 months after a Change in Control, including resignation with Good Reason, as defined in the Participant’s employment agreement or Change in Control agreement, and in all cases conditioned upon the Participant executing (and not revoking) a release of claims.

•	“Second Interim Measurement Date” shall mean February 14, 2016.

•	“Second Interim Measurement Period” shall mean the period beginning on February 15, 2014 and ending on the Second Interim Measurement Date.

•	“Threshold Performance Goal” means a Relative Total Shareholder Return Percentile Rank at or greater than the 30th Percentile.

•
“Total Shareholder Return” shall mean an amount equal to (x) the Ending Stock Price minus the Beginning Stock Price, plus (y) the amount of any dividends paid on a per share basis (calculated as if such dividends had been reinvested in the applicable company’s common stock on the applicable ex-dividend date) cumulatively over the Performance Period, divided by (z) the Beginning Stock Price.

Subject to the Committee’s certification of the Company’s achievement of the Threshold Performance Goal for the First Interim Measurement Period, the Participant will vest on the applicable Performance Vesting Date in a number of RSUs equal to 50% of one-third (1/3) of the Number of RSUs subject to the Target Award, multiplied by the Total Shareholder Return Multiplier applicable to the First Interim Measurement Period (the “First Interim Vesting RSUs”). Subject to the Company’s achievement of the Threshold Performance Goal for the Second Interim Measurement Period, the Participant will vest on the applicable Performance Vesting Date in a number of RSUs (the “Second Interim Vesting RSUs”) equal to (i) the product of 50% of two-thirds (2/3) of the Number of RSUs subject to the Target Award, multiplied by the Total Shareholder Return Multiplier applicable to the Second Interim Measurement Period, minus (ii) the number of First Interim Vesting RSUs. Subject to the Company’s achievement of the Threshold Performance Goal for the Final Measurement Period, the Participant will vest on the applicable Performance Vesting Date in a number of RSUs equal to (i) the product of the Number of RSUs subject to the Target Award, multiplied by the applicable Total Shareholder Return Multiplier applicable to the Final Interim Measurement Period, minus (ii) the sum of First Interim Vesting RSUs plus the Second Interim Vesting RSUs. For purposes of illustration only, assume that (i) Participant is granted a Target Award of 30,000 RSUs, (ii) the Relative Total Shareholder Return Percentile Rank for the First Interim Measurement Period is at the 50th Percentile, (iii) the Relative Total Shareholder Return Percentile Rank for the Second Interim Measurement Period is at the 75th Percentile, and (iv) the Relative Total Shareholder Return Percentile Rank for the Final Measurement Period is at the 50th Percentile. Subject to Participant’s Continuous Service through each applicable Measurement Date, the participant would vest in 5,000 RSUs (30,000 x 1/3 x 50% x 100%) with respect to the First Interim Measurement Period, 15,000 RSUs ((30,000 x 2/3 x 50% x 150%) – 5,000) with respect to the Second Interim Measurement Period and 10,000 RSUs ((30,000 x 100%) – (5,000 + 15,000)) with respect to the Final Measurement Period.
Notwithstanding the foregoing, in the event of a Change in Control of the Company prior to a Measurement Date, the Committee shall certify the Relative Total Shareholder Return Percentile Rank and determine the number of RSUs conditionally earned as of the Change in Control; provided that the RSUs will vest, subject to Participant’s Continuous Service with the Company, on each remaining original Measurement Date. In addition, and notwithstanding the foregoing and notwithstanding any other provision in an employment or other agreement between the Participant and the Company, in the event the Participant’s Continuous Service is terminated due to a Qualified Termination, the RSUs that are conditionally earned upon the Change in Control shall accelerate in full.